Exhibit 99.1

NEWS RELEASE

Contact:
Alliance Data
Tiffany Louder – Investor Relations
Alliance Data
214-494-3048
tiffany.louder@alliancedata.com

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com
Orbitz Marita Hudson Thomas Director, Public Relations 312-260-8304 marita.thomas@orbitz.com

ALLIANCE DATA HELPS TRAVELERS BOOST REWARDS THROUGH NEW CREDIT
CARD PROGRAM WITH LEADING ONLINE TRAVEL COMPANY ORBITZ

•	Alliance Data Retail Services deepens its services to the travel and hospitality categories
•
The Orbitz Rewards Visa Card helps consumers accelerate their earning through the Orbitz
Rewards loyalty program and allows cardholders to earn an extra 5 percent in Orbucks – the currency of Orbitz Rewards – when purchasing flights, hotels and vacation packages on
Orbitz.com and 2 percent on all other purchases.

•	Alliance Data’s Epsilon business to provide additional services aimed at augmenting the card program’s delivery of consumer insights and increasing cardholder engagement

DALLAS, April 22, 2014 -- Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Retail Services business, which manages more than 130 private label and co-brand credit programs, has signed a multi-year agreement to provide co-brand credit card services for leading global online travel company Orbitz.com (www.orbitz.com). Orbitz.com was launched in 2001 and is one of the world’s leading online travel websites that enables consumers to search for and book a broad range of hotels, flights, car rentals, cruises, vacation packages and destination activities. Chicago-based Orbitz.com is operated by Orbitz Worldwide (NYSE: OWW).

“Alliance Data Retail Services brings a comprehensive suite of marketing tools to this partnership that will enable our customers to easily join and benefit from our new credit card program,” said Chris Orton, chief operating officer and president of Orbitz.com. “The Orbitz Rewards Visa Card is the next phase of the Orbitz Rewards program. The card offers enhanced rewards and travel benefits to our customers, from the once a year leisure traveler all the way to the road warrior. We worked really hard with our credit card partner Alliance Data to make the Orbitz Rewards Visa a top-of-wallet card with the best offering in the travel rewards space.”

Orbitz and Alliance Data Retail Services will partner to launch The Orbitz Rewards Visa Card enabling consumers to accelerate their earning of Orbucks, the currency of the Orbitz Rewards loyalty program. The Orbitz Rewards Visa Card allows cardholders to earn 5 percent in Orbucks when purchasing flights, hotels and vacation packages on Orbitz.com. This is in addition to Orbucks earned through the Orbitz Rewards loyalty program. All other purchases on the card earn 2 percent in Orbucks.

Through advanced analytics capabilities and consumer insight expertise, Alliance Data Retail Services will help Orbitz.com develop offers, products and services to increase engagement and cardholder loyalty to the Orbitz Rewards program. In addition, Orbitz will have access to Alliance Data’s advanced set of digital and mobile capabilities. Alliance Data’s Epsilon business will also provide services geared toward optimizing cardholder insights and engagement.

“Orbitz is undoubtedly a leader in the online travel agency category and a trusted brand for travelers. We’re excited to partner with a like-minded company that understands the value of and invests in building long-term loyalty and deep relationships with its customers,” said Melisa Miller, president of Alliance Data Retail Services. “We look forward to collaborating closely with Orbitz to offer a creative, multi-channel approach to acquiring new cardholders and to deliver customized marketing strategies that increase usage of the Orbitz Rewards Visa Card. This new partnership also reinforces our foothold in the travel and hospitality category – a key growth initiative for Alliance Data Retail Services.”

About Orbitz.com
Orbitz.com is a leading travel website that enables consumers to search for and book a broad range of hotels,flights, car rentals, cruises, vacation packages and destination activities.  Since launching in June 2001, Orbitz.com has become one of the world’s largest online travel sites. Orbitz.com now offers the groundbreaking Orbitz Rewards loyalty program—the only program where customers can earn rewards immediately on flights, hotels and packages, and redeem instantly on tens of thousands of hotels worldwide.  Use the Orbitz Rewards Visa® Card to earn even more rewards. Orbitz.com is the #1 way to book travel on mobile devices, be it using our apps (get them at www.orbitz.com/mobile) or our smartphone-optimized website (m.orbitz.com), both of which are tailored for smartphones and tablets. The Orbitz app for iPhone is one of only 48 apps out of nearly 900,000 available apps chosen by Apple to be inducted into its App Store Hall of Fame.  Orbitz members get exclusive access to Insider Steals hotel deals, promotions and other saving opportunities. Follow Orbitz on Facebook, Twitter and through the Orbitz Travel Blog.  Orbitz.com is operated by Orbitz Worldwide (NYSE:OWW).

About Orbitz Worldwide
Orbitz Worldwide (NYSE:OWW) is a leading global online travel company using technology to transform the way consumers around the world plan and purchase travel.  Orbitz Worldwide operates the consumer travel planning sites Orbitz (www.orbitz.com), ebookers (www.ebookers.com), HotelClub (www.hotelclub.com) and CheapTickets (www.cheaptickets.com).  Also within the Orbitz Worldwide family, Orbitz Partner Network (www.orbitz.com/OPN) delivers private label travel technology solutions to a broad range of partners including some of the world`s largest airlines and travel agencies, and Orbitz for Business (www.orbitzforbusiness.com) delivers managed travel solutions for companies of all sizes.  Orbitz Worldwide makes investor relations information available at investors.orbitz.com.

About Alliance Data Retail Services
Alliance Data Retail Services is one of the nation’s leading providers of branded credit card programs, with more than 130 marketing-driven private label, co-brand and commercial programs in partnership with many of North America’s best-known brands. The business delivers upon its Know more. Sell more.® commitment by leveraging customer insight to drive sales for its client partners. Leveraging deep-rooted marketing expertise, transaction-based customer data, and advanced analytics, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to help its clients develop stronger, more profitable customer relationships. Alliance Data Retail Services is part of the Alliance Data family of companies. To learn more about Alliance Data Retail Services, visit www.alliancedataretail.com.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ approximately 12,000 associates at more than 80 locations worldwide. Alliance Data was named to FORTUNE magazine’s 2014 list of World’s Most Admired Companies.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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